Exhibit H


                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of July 24, 2008, is among SkyTerra Communications, Inc., a Delaware corporation (including its successors, the "Company"), Harbinger Capital Partners Master Fund I, Ltd., an exempted company organized under the laws of the Cayman Islands ("Master Fund"), Harbinger Capital Partners Special Situations Fund, L.P., a limited partnership organized under the laws of the state of Delaware ("Special Situations Fund"), Harbinger Co-Investment Fund, L.P., a Delaware limited partnership ("Satellite Fund"), and Harbinger Capital Partners Fund I, L.P., a limited partnership organized under the laws of the state of Delaware ("Capital Fund," and collectively with Master Fund, Special Situations Fund and Satellite Fund, the "Securityholders").

                                    RECITALS

     WHEREAS, the Securityholders own in the aggregate 20,580,940 shares of the Company's non-voting common stock, par value $0.01 per share (the "Non-Voting Common Stock"), 17,098,565 shares of the Company's voting common stock, par value $0.01 per share (the "Voting Common Stock" and together with the Non-Voting Common Stock, the "Common Stock"), and warrants to purchase an aggregate of 12,356,931 shares, subject to certain anti-dilution adjustments (the "Existing Warrant Shares") of Common Stock, with respect to which registration rights are granted or modified hereunder; and

     WHEREAS, the Company, MSV, Mobile Satellite Ventures Subsidiary LLC, and the Securityholders are parties to the Master Contribution and Support Agreement dated as of the date hereof (the "Master Agreement"); and

     WHEREAS, the Company and Satellite Fund are parties to the Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement"), pursuant to which the Company will sell to Satellite Fund shares of Voting Common Stock; and

     WHEREAS, the Company, Mobile Satellite Ventures LP, a Delaware limited partnership ("MSV"), MSV Finance Co., a Delaware corporation ("MSV Finance"), Master Fund and Special Situations Fund are parties to the Securities Purchase Agreement dated as of the date hereof (the "Securities Purchase Agreement"), pursuant to which the Company will sell to Master Fund and Special Situations Fund up to an aggregate of $500 million aggregate principal amount of 16.0% Senior Notes due 2013, and two warrants dated as of January 6, 2009 and April 1, 2009 (the "Warrants"), to purchase up to an aggregate of 25,000,000 shares, subject to certain anti-dilution adjustments (the "Warrant Shares"), of Non-Voting Common Stock or Voting Common Stock or any combination thereof; and

     WHEREAS, pursuant to the terms of the Securities Purchase Agreement, Master Fund and Special Situations Fund may exchange the Warrant Shares that are Non-Voting Common Stock on a one-for-one basis for shares of Voting Common Stock upon the satisfaction of certain conditions, as more fully set forth in the Warrants; and

     WHEREAS, in order to induce the Securityholders to enter into the Master Agreement, the Satellite Fund to enter into the Stock Purchase Agreement, and the Master Fund and the Special Situations Fund to enter into the Securities Purchase Agreement, the Company desires to grant to the Securityholders certain rights as provided herein;

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS

     1.1  Definitions.

     (a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1.

     "Affiliate" means, with respect to any Person, any Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any Person.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the United States or the State of New York.

     "Common Stock Equivalents" means, without duplication, any rights, warrants, options or other securities directly or indirectly convertible or exchangeable into or exercisable for Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of any future event.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

     "Excluded Registration" means a registration under the Securities Act of
(i) securities pursuant to one or more Demand Registrations (including any Underwritten Shelf Takedown) pursuant to Section 2.1 hereof, (ii) securities registered on Form S-8 or any similar successor form, (iii) securities registered on Form S-4 or any similar successor form, (iv) securities of the Company registered to effect the acquisition of or combination with another Person, and (v) securities of the Company registered to effect any rights offering as contemplated by the Master Agreement.

     "Holder" means (i) any Initial Holder or (ii) any Subsequent Holder.

     "Initial Holder" means (i) a securityholder listed on the signature page hereof and (ii) any transferee of any such securityholder or any other Initial Holder, including any securityholder that receives shares of Common Stock upon a distribution or liquidation of an Initial Holder, who has been assigned the rights of the transferor Initial Holder under this Agreement in accordance with
Section 2.8; provided, however, that such direct or indirect transferee is an Affiliate of a securityholder listed on the signature page hereof.

     "January 2006 Rights Agreement" means the Registration Rights Agreement among Hughes Communications, Inc., Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., AIF IV/RRRR LLC, AP/RM Acquisition LLC and ST/RRRR LLC dated as of January 1, 2006.

     "January 2008 Rights Agreement" means the Registration Rights Agreement among the Company, Master Fund and Special Situations Fund dated as of January 7, 2008.

     "Maximum Registrable Shares" means, as determined from time to time and without duplication, the total number of Registrable Shares (including for this purpose Registrable Shares that are issuable under warrants, escrow arrangements and other rights to acquire Registrable Shares owned by the Securityholders) that have been owned by the Securityholders from the date of this Agreement to the date of determination.

     "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement with the SEC in compliance with the Securities Act, and the effectiveness of such registration statement thereunder.

     "Registrable Shares" means (a) all shares of Common Stock issued to Satellite Fund pursuant to the Stock Purchase Agreement; (b) all shares of Common Stock issued to the Initial Holders pursuant to or contemplated by the Master Agreement; (c) all Warrant Shares; (d) all Existing Warrant Shares; (e) all shares of Common Stock owned by the Securityholders as of the date hereof;
(f) all shares of Common Stock, if any, issued to Master Fund and Special Situations Fund upon conversion of the notes contemplated by Section 8.9(c) of the Securities Purchase Agreement; (g) the 442,825 shares of Common Stock that remain to be acquired by Master Fund and Special Situations Fund pursuant to the Securities Purchase Agreement dated as of April 7, 2008, by and between Master Fund, Special Situations Fund, Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., AIF IV/RRRR LLC, AP/RM Acquisition LLC and ST/RRRR LLC; and
(h) any shares of Common Stock which may be issued or distributed by way of stock split, recapitalization or reclassification in respect of shares of Common Stock issued pursuant to clauses (a) through (g); provided, however, that Registrable Shares shall not include any shares of Common Stock (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold or otherwise disposed of pursuant to such registration, (ii) that have been sold pursuant to Rule 144 or Rule 145 (or any successor provision of either of them) under the Securities Act, (iii) that have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer have been delivered by the Company and subsequent disposition of such securities would not require registration or qualification of such securities under the Securities Act, (iv) that are no longer outstanding, or (v) in the case of shares of Common Stock held by a Subsequent Holder, shares of Common Stock that may be resold without volume limitation pursuant to Rule 144 under the Securities Act.

     "Required Holders" means Holders who then own beneficially more than a majority of the aggregate number of Registrable Shares subject to this Agreement.

     "SEC" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations promulgated by the SEC thereunder.

     "Subsequent Holder" means any transferee of an Initial Holder who has been assigned the rights of the transferor Initial Holder under this Agreement in accordance with Section 2.8; provided, however, that such direct or indirect transferee does not meet the requirements to be an Initial Holder.

     "Subsidiary" means any entity with respect to which a specified Person (or a Subsidiary thereof) owns or has the power to vote 50% or more of the equity interests in such entity having general voting power to participate in the election of the governing body of such entity.

     (b) For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term                                                 Section
----                                                 -------

Advice                                               2.5
Agreement                                            Introductory Paragraph
Board                                                2.1(g)
Capital Fund                                         Introductory Paragraph
Common Stock                                         Recitals
Company                                              Introductory Paragraph
Demand Registration                                  2.1(a)
Demand Request                                       2.1(a)
Existing Rights Agreement                            2.2(c)
Existing Warrant Shares                              Recitals
FINRA                                                2.4(n)
Inspectors                                           2.4(j)
Losses                                               2.7(a)
Majority Requesting Holders                          2.1(c)
Master Agreement                                     Recitals
Master Fund                                          Introductory Paragraph
Material Adverse Effect                              2.1(e)
MSV                                                  Recitals
MSV Finance Co.                                      Recitals
Non-Voting Common Stock                              Recitals
Non-Voting Registrable Shares                        Section 2.2(a)
Receipt Date                                         Section 2.1(f)
Records                                              2.4(j)
Registration Expenses                                2.6
Requesting Holders                                   2.1(a)
Required Filing Date                                 2.1(b)
Satellite Fund                                       Introductory Paragraph
Securities Purchase Agreement                        Recitals
Securityholders                                      Introductory Paragraph
Seller Affiliates                                    2.7(a)
Shelf Registration Statement                         2.1(d)
Special Situations Fund                              Introductory Paragraph
Stock Purchase Agreement                             Recitals
Subsequent Rights Agreement                          2.2(c)
Suspension Notice                                    2.5
Underwritten Shelf Takedown                          2.1(d)
Voting Common Stock                                  Recitals
Warrants                                             Recitals
Warrant Shares                                       Recitals

     1.2 Other Definitional and Interpretive Matters. Unless otherwise expressly provided or the context otherwise requires, for purposes of this Agreement the following rules of interpretation apply.

     (a) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.

     (b) Any reference in this Agreement to $ means U.S. dollars.

     (c) Any reference in this Agreement to gender includes all genders, and words imparting the singular number also include the plural and vice versa.

     (d) The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not affect, and should not be utilized in, the construction or interpretation of this Agreement.

     (e) All references in this Agreement to any "Article," "Section," "Schedule" or "Exhibit" are to the corresponding Article, Section, Schedule or Exhibit of this Agreement.

     (f) The words "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

     (g) The word "including" or any variation thereof means "including, but not limited to," and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

                        ARTICLE II - REGISTRATION RIGHTS

     2.1  Demand Registration.

     (a) At any time and from time to time after the date of this Agreement, any Holder or Holders of more than 25% of the Registrable Shares (the "Requesting Holders," which term shall include parties deemed "Requesting Holders" pursuant to Section 2.1(f) hereof) may request in writing (a "Demand Request") that the Company effect the registration under the Securities Act of all or part of its or their Registrable Shares (a "Demand Registration"); provided, that if all the Requesting Holders are Subsequent Holders, such request must be to register Registrable Shares resulting in anticipated gross proceeds of at least $50,000,000. The Company will not be obligated to effect a Demand Registration pursuant to a Demand Request made only by one or more Subsequent Holders more than once in any six (6) month period, or within six (6) months after any Underwritten Shelf Takedown or any Demand Request made by Requesting Holders that include Initial Holders.

     (b) Each Demand Request shall specify the number of Registrable Shares proposed to be sold. Subject to Section 2.1(g), the Company shall use its reasonable best efforts to file the Demand Registration as soon as reasonably practicable, but not later than 60 days after receiving a Demand Request (subject to the delay period referred to in Section 2.1(g), the "Required Filing Date"), and shall use its reasonable best efforts to cause the same to be declared effective by the SEC as soon as reasonably practicable after such filing.

     (c) The offering of Registrable Shares pursuant to a Demand Registration may, at the option of the Holders of a majority of the Registrable Shares to be registered in a Demand Registration (the "Majority Requesting Holders"), be in the form of a "firm commitment" underwritten offering. The Company shall not be obligated to effect more than an aggregate of 10 underwritten offerings (including any Underwritten Shelf Takedowns pursuant to Section 2.1(d) hereof). If such Majority Requesting Holders request a "firm commitment" underwritten offering, the Majority Requesting Holders shall select the investment banking firm or firms to manage such underwritten offering, provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld. No Person may participate in any underwritten registration pursuant to Section 2.1(a) unless such Person (i) agrees to sell such Person's Registrable Shares on the basis provided in any underwriting arrangements described above, and (ii) such Person completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     (d) If the Company is then eligible to file a registration statement on Form S-3 and if requested by the Majority Requesting Holders, any Demand Registration may be made pursuant to a "shelf" registration statement filed pursuant to Rule 415 under the Securities Act (a "Shelf Registration"). The Holders of a majority of Registrable Shares included in any such Shelf Registration may request an underwritten takedown of Registrable Shares off of such Shelf Registration (an "Underwritten Shelf Takedown"), subject to the limitation provided in Section 2.1(c), and shall select the investment banking firm or firms to manage such Underwritten Shelf Takedown, provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld. In an effort to conduct any such Underwritten Shelf Takedown in the most efficient and organized manner, each Holder included in such Shelf Registration agrees to coordinate with the other Holders prior to initiating any sales efforts and cooperate with the other Holders as to the terms of such Underwritten Shelf Takedown, including, without limitation, the aggregate amount of securities to be sold and the number of Registrable Shares to be sold by each Holder. In furtherance of the foregoing, the Company shall give prompt notice to all Holders whose Registrable Shares are included in the Shelf Registration of the receipt of a request from another Holder whose Registrable Shares are included in the Shelf Registration of a proposed Underwritten Shelf Takedown under and pursuant to the Shelf Registration and, notwithstanding anything to the contrary contained herein, will provide such Holders a period of two (2) Business Days to participate in such Underwritten Shelf Takedown. All such Holders electing to be included in an Underwritten Shelf Takedown must sell their Registrable Shares to the underwriters selected on the same terms and conditions as apply to any other selling Holders. The Company will not be obligated to effect more than one Underwritten Shelf Takedown requested by Majority Requesting Holders consisting only of Subsequent Holders in any six month period or within six months after any Demand Registration or Underwritten Shelf Takedown. Consummation of any Underwritten Shelf Takedown is also subject to Section 2.1(g).

     (e) The Company and the other holders of the Company's securities that have piggyback rights pursuant to the agreements set forth on Schedule 2.1(d) (as in effect on the date hereof) shall have the right to participate in and be included in a Demand Registration (including any Underwritten Shelf Takedown), unless, if such Demand Registration is an underwritten offering, the managing underwriter or underwriters shall advise the Company or the Requesting Holders in writing that the inclusion of all such securities requested to be included in such Demand Registration will materially and adversely affect the price or success of the offering (a "Material Adverse Effect"). If the inclusion of all securities requested to be included therein will have a Material Adverse Effect, then the Company shall include in such Demand Registration (including any Underwritten Shelf Takedown) the maximum number of shares of Common Stock that such managing underwriter advises can be so sold without having a Material Adverse Effect, allocated (i) first, to Registrable Shares requested by Holders to be included in such Demand Registration allocated among such requesting Holders on a pro rata basis based on the number of shares of Common Stock owned or in such other manner as the Holders may agree, and (ii) second, to shares of Common Stock the Company proposes to sell and to other shares of Common Stock requested to be included by the other holders of the Company's securities that have piggyback rights pursuant to the agreements set forth on Schedule 2.1(d) (as in effect on the date hereof) in such Demand Registration on a pro rata basis based on the number of shares of Common Stock requested to be included or in such other manner as the Company and such holders may agree.

     (f) Upon receipt of any Demand Request (other than pursuant to Section 2.1(d)), the Company shall promptly (but in any event within 10 days) give written notice of such proposed Demand Registration to all other Holders, who shall have the right, exercisable by written notice to the Company within 10 days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Shares as they may request. All Holders requesting to have their Registrable Shares included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 2.1(f).

     (g) The Company may defer the filing (but not the preparation) of a registration statement required by Section 2.1(a) or any post-effective amendment or prospectus for any Underwritten Shelf Takedown pursuant to Section 2.1(c) until a date not later than 90 days after the Required Filing Date (or, if longer, 90 days after the effective date of the registration statement contemplated by clause (ii) below) if (i) at the time the Company receives the Demand Request or Underwritten Shelf Takedown, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders, or the Board of Directors determines in good faith that such postponement is necessary in order to avoid premature disclosure of a matter that the Board has determined would not be in the best interest of the Company to be disclosed at that time, or (ii) prior to receiving the Demand Request or Underwritten Shelf Takedown, the Board of Directors had determined to effect a registered underwritten public offering of the Company's securities for the Company's account and the Company and is proceeding with reasonable diligence to effect such offering, or (iii) if the Company cannot obtain, after using its reasonable best efforts, financial information (or information used to prepare such information) from any third party necessary for inclusion in such Demand Registration (including any Underwritten Shelf Takedown). A deferral of the filing of a registration statement pursuant to this Section 2.1(g) shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 2.1(g), the Company shall promptly (but in any event within ten days), upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 2.1(g). The Company may defer the filing of a particular registration statement or prospectus pursuant to this Section 2.1(g) only two times in any 12 month period; provided, however, that any second such deferral in any 12 month period may not occur until at least 120 days after the termination of the first such deferral period in any 12 month period.

     2.2  Piggyback Registrations.

     (a) Each time the Company proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Company or the account of any securityholder of the Company) and the form of registration statement to be used permits the registration of Registrable Shares, the Company shall give prompt written notice to each Holder of Registrable Shares (which notice shall be given not less than 15 Business Days prior to the initial filing date of the Company's registration statement, or if such notice period is not practicable under the circumstances, the Company shall use reasonable best efforts to provide the maximum prior written notice as is reasonably practicable under the circumstances), which notice shall offer each such Holder the opportunity to include any or all of its or his Registrable Shares in such registration statement, subject to the limitations contained in Section 2.2(b) and Section 2.2(c) hereof; provided, however, that if a Holder requests the inclusion of Registrable Shares that are Non-Voting Common Stock ("Non-Voting Registrable Shares") in any such registration of an underwritten offering, such Non-Voting Registrable Shares will not be included in the registration in the event that the managing underwriter advises the Company in its reasonable opinion that inclusion of the Non-Voting Registrable Shares will have a Material Adverse Effect on such offering. Each Holder who desires to have its or his Registrable Shares included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within 10 Business Days after the date of such notice from the Company (or such shorter period if the Company provides less than 15 Business Days notice as described in the parenthetical above). Any Holder shall have the right to withdraw such Holder's request for inclusion of such Holder's Registrable Shares in any registration statement pursuant to this Section 2.2(a) by giving written notice to the Company of such withdrawal prior to the effectiveness of such registration statement. Subject to Section 2.2(b) and Section 2.2(c) below, the Company shall include in such registration statement all such Registrable Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered. The Holder's right to participate in any piggyback registration shall be conditioned on the Holder entering into an underwriting agreement in customary form and acting in accordance with the terms and conditions thereof.

     (b) Priority on Primary Registrations. If a piggyback registration is initiated as an underwritten primary registration of Common Stock on behalf of the Company, and the managing underwriter advises the Company in its reasonable opinion that the number of shares of Common Stock requested to be included in such registration exceeds the number that can be sold in such offering without having a Material Adverse Effect on such offering, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such Material Adverse Effect, allocated
(i) if the Initial Holders own 50% or more of the Maximum Registrable Shares,
(1) first, to the shares of Common Stock the Company proposes to sell, and (2) second, to Registrable Shares requested to be included therein and any other securities of the Company entitled to piggyback registration rights pursuant to the agreements listed on Schedule 2.1(d) (as in effect on the date hereof) requested to be included therein, on a pro rata basis based on the number of shares of Common Stock owned or in such other manner as the holders of such securities may agree, or (ii) if the Initial Holders own less than 50% of the Maximum Registrable Shares, (1) first, to the shares of Common Stock the Company proposes to sell, (2) second, to Registrable Shares requested to be included therein and any other securities of the Company then entitled to piggyback registration rights on a pro rata basis based on the number of shares of Common Stock requested to be included or in such other manner as the holders of such securities may agree, and (c) third, among other shares of Common Stock requested to be included in such piggyback registration by securityholders of the Company pro rata among such holders on a pro rata basis based on the number of shares of Common Stock requested to be included or in such other manner as the holders of such securities may agree.

     (c) Priority on Secondary Registrations. If a piggyback registration is initiated as an underwritten secondary registration of shares of Common Stock (other than the Registrable Shares) owned by securityholders of the Company, and the managing underwriter advises the Company in its reasonable opinion that the number of shares of Common Stock requested to be included in such registration exceeds the number that can be sold in such offering without having a Material Adverse Effect on such offering, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such Material Adverse Effect, allocated (i) if such registration is initiated pursuant to demand registration rights contained in one or more of the agreements listed on Schedule 2.1(d) (as in effect on the date hereof) (each such agreement is referred to herein as an "Existing Rights Agreement"), (1) first, to shares of Common Stock (other than the Registrable Shares) requested to be included in such secondary registration by holder(s) of Common Stock then entitled to such registration pursuant to such Existing Rights Agreement, (2) second, to Registrable Shares requested by Holders to be included in such piggyback registration allocated among such requesting Holders on a pro rata basis based on the number of shares of Common Stock owned or in such other manner as the Holders may agree, and (3) third, to shares of Common Stock the Company proposes to sell and to other shares of Common Stock requested to be included in such piggyback registration on a pro rata basis based on the number of shares of Common Stock owned or in such other manner as the Company and such holders may agree; provided, however, that if the Registrable Shares may be allocated in such registration at a higher priority pursuant to the terms of the applicable Existing Rights Agreement, then the Registrable Shares requested to be included in such secondary registration by holder(s) of Common Stock then entitled to such registration shall be allocated pursuant to the terms of such Existing Rights Agreement, or (ii) if such registration is initiated pursuant to demand registration rights granted after the date hereof (each such agreement is referred to herein as a "Subsequent Rights Agreement"), (1) first, to shares of Common Stock (including Registrable Shares) requested to be included in such secondary registration by holder(s) of Common Stock then entitled to such registration pursuant to agreements with the Company on a pro rata basis based on the number of shares of Common Stock requested to be included or in such other manner as the holders of such securities may agree, and (2) second, to shares of Common Stock the Company proposes to sell and to other shares of Common Stock requested to be included in such piggyback registration on a pro rata basis based on the number of shares of Common Stock requested to be included or in such other manner as the Company and such holders may agree; provided, however, that if the Registrable Shares may be allocated in such registration at a higher priority pursuant to the terms of the applicable Subsequent Rights Agreement, then the Registrable Shares requested to be included in such secondary registration by holder(s) of Common Stock then entitled to such registration shall be allocated pursuant to the terms of such Subsequent Rights Agreement.

     2.3 Holdback Agreement. Unless the Company and the managing underwriter otherwise agrees, each of the Company and the Holders agrees (and the Company agrees, in connection with any underwritten registration or Underwritten Shelf Takedown, to use its reasonable best efforts to cause its controlled Affiliates, other than the Securityholders, to agree) not to effect any public sale or private offer or distribution of any Common Stock or Common Stock Equivalents during the 5 Business Days prior to the effectiveness under the Securities Act of any underwritten registration or the filing of any prospectus supplement with respect to an Underwritten Shelf Takedown, and during such time period after the effectiveness under the Securities Act of any underwritten registration or the date of filing the prospectus supplement in the course of a Underwritten Shelf Takedown (not to exceed 90 days) (except, if applicable, as part of such underwritten registration) as the Company and the managing underwriter may agree in writing, and the Holders will deliver an undertaking to the managing underwriters (if requested) consistent with this covenant. The foregoing shall not apply to issuances by the Company pursuant to any benefit or similar plan or pursuant to a registration statement on Form S-8, or any sales made pursuant to a Rule 10b5-1 trading plan established prior to notice of the applicable offering having been given under this Agreement. Neither the Company, its controlled Affiliates, nor the Holders shall be obligated to enter into a holdback agreement more than twice in any 12-month period.

     2.4  Registration Procedures.

     (a) Whenever any Holder has requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as soon as reasonably practicable:

          (1) prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to such Registrable Shares and use its reasonable best efforts to cause such registration statement to become effective;

          (2) prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably necessary to keep such registration statement effective for a period of not less than 180 days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments); and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (3) furnish to each Holder of Registrable Shares named in such registration statement and the underwriters of the securities being registered a reasonable number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein (unless otherwise available on the SEC's Edgar system) and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 2.5 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment or supplement is a part); provided, however, that the Company shall have no obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied;

          (4) use its reasonable best efforts to register or qualify the Registrable Shares under the other securities or blue sky laws of the jurisdictions as the managing underwriter reasonably requests (or, in the event the registration statement does not relate to an underwritten offering, as the holders of a majority of the Registrable Shares may reasonably request); use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which the registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) consent to general service of process in any such jurisdiction, or (iii) subject itself to taxation in any such jurisdiction);

          (5) promptly notify each Holder of Registrable Shares named in such registration statement and the managing underwriter and, if requested by any such Person, confirm such notice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose and (iii) of the happening of any event which makes any statement made in such registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances under which they were made), and, as soon as reasonably practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (6) upon request, make generally available to the Company's securityholders an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act as soon as reasonably practicable after the end of the 12 month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12 month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K or 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

          (7) if requested by the managing underwriter or any Holder of Registrable Shares named in such registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any Holder reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such Holder, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment, it being agreed that the Company will not be deemed to have breached this Agreement for any period that the registration statement is not effective following the filing of any post effective amendment at the request of the managing underwriter or any Holder;

          (8) cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law), which may be registered in global form, representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request;

          (9) make available for inspection by the Holders of Registrable Shares named in a registration statement, any underwriter participating in any disposition pursuant to any registration statement of such Registrable Shares, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), at reasonable times and in a reasonable manner, all pertinent financial and other records, corporate documents and properties of the Company (collectively, the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act in connection with such registration statement; provided, that the foregoing investigation and information gathering shall be coordinated on behalf of such parties by up to two firms of counsel (one being for the Holders and one being for the underwriters) designated by and on behalf of such parties; and provided, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (9) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or
     (ii) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such Holder of Registrable Shares requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that each Holder of Registrable Shares agrees that it will, upon learning that disclosure of any Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

          (10) furnish to the managing underwriter (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter reasonably requests;

          (11) cause the Registrable Shares included in any registration statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

          (12) provide a transfer agent and registrar for all Registrable Shares registered hereunder and provide a CUSIP number for the Registrable Shares included in any registration statement not later than the effective date of such registration statement;

          (13) reasonably cooperate with each seller and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority ("FINRA");

          (14) notify each Holder of Registrable Shares named in a registration statement promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

          (15) prepare and file with the SEC any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is reasonably required in connection with the distribution of the Registrable Shares;

          (16) enter into such agreements (including underwriting agreements in the managing underwriter's customary form) as are reasonable and customary in connection with an underwritten registration permitted to be made herein; and

          (17) advise each Holder of such Registrable Shares named in a registration statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

     (b) Upon request of the Company, each Holder shall furnish the Company as soon as reasonably practicable with any information regarding such Holder and the disposition of the Registrable Shares, including without limitation the plan of distribution of the Registrable Shares, as the Company reasonably determines is required to be included in a registration statement.

     2.5 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 2.4(a)(5)(iii) such Holder will forthwith discontinue disposition of Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus (the "Suspension Period"), and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 2.4(b) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable. Each Holder agrees, other than as required by applicable law, to keep confidential the existence of any Suspension Notice and, if disclosed to the Holders, the facts and circumstances giving rise thereto.

     2.6 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Article II including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Rule 2720 of the National Association of Securities Dealers, Inc. Manual), as may be required by the rules and regulations of FINRA, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of one counsel in connection with "blue sky" qualifications of the Registrable Shares), printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter in an underwritten offering that includes any Registrable Shares), messenger and delivery expenses of the Company, the Company's internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with any listing of the Registrable Shares, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other persons retained by the Company and reasonable fees and expenses of one firm of counsel for the sellers (which shall be selected by the holders of a majority of the Registrable Shares being included in any particular registration statement) (all such expenses being herein called "Registration Expenses") will be borne by the Company whether or not any registration statement becomes effective; provided, however, that in no event shall Registration Expenses include any underwriting discounts, commissions, fees or expenses attributable to the sale of the Registrable Shares or any accountants or other persons (other than the counsel whose expenses are to be paid by the Company as set forth herein) retained or employed by the Holders, which shall be borne solely by the Holders.

     2.7  Indemnification.

     (a) The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the "Seller Affiliates") (i) against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several (including, without limitation, attorneys' fees and disbursements except as limited by Section 2.7(c)) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus preliminary prospectus, free writing prospectus or any amendment thereof or supplement thereto for the offering of Registrable Shares, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made),
(ii) against any and all losses, liabilities, claims, damages and expenses whatsoever (including, without limitation, attorneys' fees and disbursements except as limited by Section 2.7(c)), as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including, without limitation, attorneys' fees and disbursements except as limited by Section 2.7(c)) as may be reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (i) or (ii) above (collectively, "Losses"); except insofar as any
(x) such statements are made in reliance upon and in conformity with information furnished in writing to the Company by such seller or any Seller Affiliate for use therein or arise from such seller's or any Seller Affiliate's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such seller or Seller Affiliate with a sufficient number of copies of the same, or (y) such Losses arise from the use by and such seller or Seller Affiliate of any prospectus for Registrable Shares during any Suspension Period. The reimbursements required by this Section 2.7(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

     (b) In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company and its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) (i) against any and all losses, claims, damages, liabilities and reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements except as limited by Section 2.7(c)) based upon, arising out of, related to or resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, preliminary prospectus, free writing prospectus or any amendment thereof or supplement thereto for the offering of Registrable Shares or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made), but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement, (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever (including, without limitation, attorneys' fees and disbursements except as limited by Section 2.7(c)), as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including, without limitation, attorneys' fees and disbursements except as limited by Section 2.7(c)) as may be reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (i) or (ii) above; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement as compared to the total net amount received by all such sellers of Registrable Shares who are liable for indemnification payments or reimbursements hereunder in connection with such registration statement, and, provided, further, that such liability will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement; provided, however, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

     (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

     (d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.7(a) or Section 2.7(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 2.7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.7(c), defending any such action or claim. Notwithstanding the provisions of this Section 2.7(d), no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 2.7(d) to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

     If indemnification is available under Section 2.7(a) or Section 2.7(b), the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.7(a) and Section 2.7(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.7(d) subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.7(b).

     (e) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

     2.8 Transfer of Registration Rights. A Holder may transfer or assign the rights of such Holder under this Agreement to a transferee or assignee upon a transfer or assignment by such Holder of at least 100,000 of such Holder's Registrable Shares (as adjusted for stock splits, stock dividends, recapitalizations and the like); provided, however, that the Company is given:
(a) written notice by such Holder at or within a reasonable time after said transfer, stating the name and address of such transferee or assignee, whether such transferee or assignee qualifies as an Initial Holder or Subsequent Holder, and identifying the Registrable Shares with respect to which such registration rights are being transferred or assigned; and (b) a joinder agreement executed by such transferee or assignee pursuant to which such transferee or assignee agrees to be bound by the terms of this Agreement. Notwithstanding the foregoing, a Holder may transfer or assign the rights of such Holder under this Agreement to a transferee or assignee upon a transfer or assignment by such Holder of less than 100,000 of such Holder's Registrable Shares (as adjusted for stock splits, stock dividends, recapitalizations and the like) if such transferee or assignee is (i) an Affiliate, partner or retired partner of any Holder or (ii) any family member or trust for the benefit of any individual Holder. Nothing in this Section 2.8 shall affect any restrictions on transfer contained in any other contract between the Company and any Holder.

     2.9 Current Public Information. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may at any time permit the sale of securities to the public without registration, the Company agrees to use its reasonable best efforts to:

     (a) make and keep available Current Public Information, as such term is defined in Rule 144 under the Securities Act, at all times;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (c) furnish to any Holder, so long as such Holder owns any Registrable Shares, upon request by such Holder, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, and (ii) a copy of the most recent annual or quarterly report of the Company (if such reports are not otherwise available on the SEC's website).

                         ARTICLE III - OTHER AGREEMENTS

     3.1 Waiver of January 2006 Rights Agreement . The Securityholders represent and warrant that they and their Affiliates hold at least the majority of the "Registrable Securities" outstanding under the January 2006 Rights Agreement. In consideration for the Company entering into this Agreement, the Securityholders hereby agree to waive indefinitely any and all rights to which they otherwise would be entitled under the January 2006 Rights Agreement pursuant to Section 13 thereof, and to take any actions required to be taken by them under the January 2006 Rights Agreement (including delivery of a written agreement to such effect) in order to effectuate such waiver, and the January 2006 Rights Agreement will thereupon be terminated in accordance with Section 13.2 thereof.

     3.2 Waiver of January 2008 Rights Agreement . The Securityholders represent and warrant that they and their Affiliates hold at least the majority of the "Registrable Securities" outstanding under the January 2008 Rights Agreement. In consideration for the Company entering into this Agreement, the Securityholders hereby agree to waive indefinitely any and all rights to which they otherwise would be entitled under the January 2008 Rights Agreement pursuant to Section
7.2 thereof, and to take any actions required to be taken by them under the January 2008 Rights Agreement (including delivery of a written agreement to such effect) in order to effectuate such waiver, and the January 2008 Rights Agreement will thereupon be terminated.

                            ARTICLE IV - TERMINATION

     4.1 Termination. Except with respect to the parties' obligations under
Section 2.7, this Agreement shall terminate upon the earliest to occur of (i) such time as there are no Registrable Shares hereunder, and (ii) ten (10) years from the date hereof.

                            ARTICLE V - MISCELLANEOUS

     5.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

     If to the Company:

                  SkyTerra Communications, Inc.
                  10802 Parkridge Boulevard
                  Reston, Virginia 20191
                  Facsimile:  (703) 390-6113
                  Attention:  General Counsel

     With a copy to (which shall not constitute notice):

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York 10036
                  Facsimile:  (917) 777-2918
                  Attention:  Gregory A. Fernicola

     If to any Securityholder:

                  c/o Harbinger Capital Partners Funds
                  555 Madison Avenue, 16th Floor
                  New York, New York 10022
                  Facsimile: (212) 508-3721
                  Attention:  Jeffrey T. Kirshner

     With copies to (which shall not constitute notice):

                  Harbert Management Corporation
                  One Riverchase Parkway South
                  Birmingham, Alabama 35244
                  Facsimile:  (205) 987-5505
                  Attention:  General Counsel

                  and

                  Weil, Gotshal & Manges LLP
                  100 Federal Street, 34th Floor
                  Boston, Massachusetts 02110
                  Facsimile:  (617) 772-8333
                  Attention:  Joseph J. Basile, Jr.

     Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Failure to transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is given or made in the manner provided above, it is duly given, whether or not the addressee receives it.

     5.2 Governing Law. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED EXCLUSIVELY IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

     5.3 Jurisdiction. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN NEW YORK, NEW YORK, AND ANY APPELLATE COURT THEREFROM, FOR THE RESOLUTION OF ANY AND ALL DISPUTES, CONTROVERSIES, CONFLICTS, LITIGATION OR ACTIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE SUBJECT MATTER HEREOF, AGREES NOT TO COMMENCE ANY LITIGATION OR ACTIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE SUBJECT MATTER HEREOF IN ANY OTHER COURT, AND WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE SUBJECT MATTER HEREOF.

     5.4 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Company, each Holder and their respective successors and assigns.

     5.5 Duplicate Originals. All parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

     5.6 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

     5.7 No Waivers; Amendments.

     (a) No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

     (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders.

     5.8 Negotiated Agreement. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to the construction or interpretation hereof.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first written above.


                                  SKYTERRA COMMUNICATIONS, INC.

                                  By:     /s/ Alexander H. Good
                                          -------------------------------
                                  Name:   Alexander H. Good
                                  Title:  Chairman, Chief Executive Officer
                                              and President

                                  HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

                                  By: Harbinger Capital Partners Offshore
                                  Manager, LLC, as investment manager

                                  By: /s/ William R. Lucas, Jr.
                                     -----------------------------------------

                                  Name:    William R. Lucas, Jr.

                                  Title:   Executive Vice President

                                  HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

                                  By: Harbinger Capital Partners Special
                                  Situations GP, LLC, as general partner

                                  By: /s/ William R. Lucas, Jr.
                                     -------------------------------------------

                                  Name:    William R. Lucas, Jr.

                                  Title:   Executive Vice President

                                  HARBINGER CAPITAL PARTNERS FUND I, L.P.

                                  By: Harbinger Capital Partners GP, LLC,
                                  as general partner

                                  By: /s/ William R. Lucas, Jr.
                                     -------------------------------------------

                                  Name:    William R. Lucas, Jr.

                                  Title:   Executive Vice President

                                  HARBINGER CO-INVESTMENT FUND, L.P.

                                  By: Harbinger Co-Investment GP, LLC, as
                                  general partner

                                  By: HMC-New York, Inc., as managing member

                                  By: /s/ William R. Lucas, Jr.
                                     -------------------------------------------

                                  Name:    William R. Lucas, Jr.

                                  Title:   Executive Vice President

                          REGISTRATION RIGHTS AGREEMENT

                          SKYTERRA COMMUNICATIONS, INC.



                            Dated as of July 24, 2008

                                TABLE OF CONTENTS

                                                                            Page



ARTICLE I -           DEFINITIONS..............................................2

         1.1      Definitions..................................................2

         1.2      Other Definitional and Interpretive Matters..................5

ARTICLE II -          REGISTRATION RIGHTS......................................6

         2.1      Demand Registration..........................................6

         2.2      Piggyback Registrations......................................8

         2.3      Holdback Agreement..........................................10

         2.4      Registration Procedures.....................................11

         2.5      Suspension of Dispositions..................................14

         2.6      Registration Expenses.......................................15

         2.7      Indemnification.............................................15

         2.8      Transfer of Registration Rights.............................19

         2.9      Current Public Information..................................19

ARTICLE III -         OTHER AGREEMENTS........................................19

         3.1      Waiver of January 2006 Rights Agreement.....................19

         3.2      Waiver of January 2008 Rights Agreement.....................20

ARTICLE IV -          TERMINATION.............................................20

         4.1      Termination.................................................20

ARTICLE V -           MISCELLANEOUS...........................................20

         5.1      Notices.....................................................20

         5.2      Governing Law...............................................21

         5.3      Jurisdiction................................................21

         5.4      Successors and Assigns......................................22

         5.5      Duplicate Originals.........................................22

         5.6      Severability................................................22

         5.7      No Waivers; Amendments......................................22

         5.8      Negotiated Agreement........................................22